EXECUTION COPY

SENIOR UNSECURED

CONVERTIBLE NOTE

PURCHASE AGREEMENT

BY AND BETWEEN

VITESSE SEMICONDUCTOR CORPORATION

AND

WHITEBOX VSC, LTD.

August 23, 2007

SENIOR UNSECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS SENIOR UNSECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (the “Agreement”) is made effective as of August 23, 2007, by and between Vitesse Semiconductor Corporation, a Delaware corporation (the “Company”), and Whitebox VSC Ltd., a limited partnership organized under the laws of the British Virgin Islands (“Whitebox” or the “Investor”).

RECITALS

A.           The Company desires to issue and sell, and the Investor desires to purchase, unsecured convertible promissory notes in substantially the form attached to this Agreement as Exhibit A (collectively, the “Notes”), which shall be convertible on the terms stated therein into common stock, par value $.01 per share (the “Common Stock”), of the Company; and

B.           The Company and the Investor have entered into a Loan Agreement, dated as of August 23, 2007 (the “Loan Agreement”), governing the terms and conditions relating to the issuance of a term loan in the original principal amount of $30,000,000, which may be increased to $45,000,000 upon satisfaction of certain conditions specified therein (the “Term Loan”); and

C.           The Investor has the option to invest up to $30,000,000 in the Notes, which may be increased to $45,000,000 upon satisfaction of certain conditions specified in the Term Loan (in each case, such investment not to be in less than $5,000,000 increments), and the proceeds from any such investment in the Notes shall be used to pay down the Term Loan.

AGREEMENT

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Action” shall have the meaning ascribed to such term in Section 4.10.

“Additional Notes” shall have the meaning ascribed to such term in Section 2.2.

“Affiliate” of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to the Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Investor will be deemed to be an Affiliate of such Investor.

“Agreement” means this Agreement and all Exhibits and Schedules hereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Control” shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

“Conversion Price” means the conversion price in effect on any given date, which initially shall be equal to $2.00 but which shall be subject to adjustment as described herein and in the Note.

“Conversion Shares” or “Shares” means the shares of Common Stock issued or issuable upon conversion of any of the Convertible Notes.

“Convertible Note” or “Note” means each of the promissory notes, in the form attached hereto as Exhibit A, to be issued by the Company to the Investor, including the Initial Note and any the Additional Notes that may be issued to such Investor.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith in accordance with Article IV of this Agreement.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the SEC.

“Environmental Laws or Regulations” means any federal, state or local statute, law, ordinance or regulation that relates to or deals with hazardous substances, human health or the environment, and all regulations promulgated by a regulatory body pursuant to any of the foregoing statutes, laws, regulations, or ordinances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of a group of which the Company is a member and which is treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended to date.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants or directors of the Company pursuant to the Company’s employee benefit plans (provided that any such issuances of shares of Common Stock (other than pursuant to options) and options shall not exceed, in the aggregate, 15% of the Company’s outstanding shares and/or options, in the aggregate, in any five-year period (based on the number of outstanding shares of Common Stock at the beginning of each such five-year period, with the first period commencing on the date hereof), (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to this Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (c) securities issued pursuant to a Permitted Acquisition, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with or complementary to the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any Environmental Laws or Regulations or that may have a negative impact on human health or the environment or the presence of which on, in or under any property, is prohibited under Environmental Law, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), and radioactive materials, flammables and explosives and compounds containing them.

“Indemnifiable Losses” shall have the meaning ascribed to such term in Section 9.1.

“Initial Closing” shall have the meaning ascribed to such term in Section 3.1(a).

“Initial Closing Date” shall have the meaning ascribed to such term in Section 3.1(a).

“Initial Note” shall have the meaning ascribed to such term in Section 2.1.

“Initial Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

“Intellectual Property” means (i) all proprietary rights, privileges and priorities provided under U.S., state and foreign law relating to U.S. and foreign patents and patent applications, trademarks, service marks and registrations thereof and applications therefor, copyrights and copyright registrations and applications, mask works and registrations thereof, know-how, and trade secrets; (ii) proprietary inventions, discoveries, ideas, technology, data, information, and processes; (iii) proprietary drawings, designs, licenses, computer programs and software, and technical information including but not limited to proprietary information embodied in material specifications, processing instructions, equipment specifications, product specifications, confidential data, electronic files, research notebooks, invention disclosures, research and development reports and the like related thereto; and (iv) all amendments, modifications, and improvements to any of the foregoing.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 4.13.

“Knowledge” means actual knowledge of a fact or the knowledge which such person could reasonably be expected to have based on reasonable inquiry. The knowledge of an entity shall include the knowledge of the individuals who are executive officers of such entity at the time in question.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 6.9(c).

“Liens” means liens, mortgages, charges, security interests, claims, voting trusts, pledges, encumbrances, options, assessments, restrictions, or third-party or spousal interests of any nature.

“Material Adverse Effect” means any effect that could reasonably be expected to materially and adversely affect (a) the business, operations, results of operations, prospects, assets (including intangible assets), liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement or any of the Transaction Documents or any other agreement or instrument to be entered into in connection with this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

“Permitted Acquisition” shall mean an acquisition by the Company that meets the following criteria: (i) the acquisition is not a hostile acquisition or takeover and the acquired business is in the same line of business as the Company and (ii) no Event of Default or Default (as such terms are defined in the Loan Agreement) has occurred and is continuing or would be caused thereby under the Loan Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Plan” means each employee benefit plan (whether in existence on as of the date hereof or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Company or of any ERISA Affiliate.

“Product Liability” means any liability, claim or expense, including but not limited to attorneys’ fees and medical expenses, arising in whole or in part out of a breach of any express or implied product warranty by the Company, strict liability in tort, negligent manufacture of product, negligent provision of services, product recall, or any other allegation of liability arising from the design, testing, manufacture, packaging, labeling (including instructions for use), or sale of products.

“Purchased Securities” means the Convertible Notes and the Conversion Shares.

“Registration Rights Agreement” means the Registration Rights Agreement among the Company and the Investor in the form attached hereto as Exhibit B.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investor of the Conversion Shares.

“Reportable Event” means a “reportable event” as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.

“Required Approvals” shall have the meaning ascribed to such term in Section 4.5.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or issuable in the future pursuant to the Transaction Documents, including any Conversion Shares issuable upon exercise or conversion in full of all Notes, ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

“Securities Act” means the United States Securities Act of 1933, as amended, and all regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsequent Closing” shall have the meaning ascribed to such term in Section 3.1(b).

“Subsequent Closing Date” shall have the meaning ascribed to such term in Section 3.1(b).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 4.1 and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Term Loan” has the meaning set forth in the Recitals.

“Trading Day” means a day on which the Nasdaq Stock Market (or such other Trading Market on which the Company’s Common Stock is then listed or quoted for trading) is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Notes, the Registration Rights Agreement and such other documents, instruments and agreements executed in connection with the consummation of the transactions contemplated hereby.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 6.8(b).

“VWAP” means, for any date, the price (in each case adjusted to take into account stock splits) determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by Whitebox in a commercially reasonable manner in consultation with the Company and a nationally recognized investment banking firm reasonably acceptable to the Company.

Section 1.2 Definitional Provisions.

(a)   The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

(b)   The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Terms referring to a masculine gender shall be deemed to refer to the feminine or neuter genders, as applicable.

(c)   References to an “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to an “Article” or a “Section” are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

(d)   The term “dollars” or “$” shall refer to the currency of the United States of America.

(e)   Unless otherwise specified, all references to time shall refer to Minneapolis, Minnesota time.

ARTICLE II

PURCHASE AND SALE OF CONVERTIBLE NOTES

Section 2.1 Purchase and Sale of Initial Notes. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase on the Initial Closing Date, and the Company agrees to sell and issue to the Investor on the Initial Closing Date, a Note, in substantially the form attached hereto as Exhibit A, in the aggregate original principal amount of not less than $10,000,000 nor greater than $30,000,000, with the original principal amount of such Note (the “Initial Note”) to be determined by the Investor in its sole discretion, at a purchase price equal to 100% of the principal amount thereof (the “Initial Purchase Price”); provided, however, that if the Required Lenders specified in the Loan Agreement agree to exercise their option pursuant to Sections 2.1(b) and 2.2(b) of the Loan Agreement to increase the amount of the Term Loan from $30,000,000 to $45,000,000 within ninety (90) days of the closing date under the Loan Agreement, then the maximum principal amount of the Notes purchasable under this Agreement shall be increased to $45,000,000. Upon the purchase of the Initial Note, the Company shall pay down the Term Loan outstanding under the Loan Agreement by the amount of such Initial Note.

Section 2.2 Purchase and Sale of Additional Notes. Between the Initial Closing Date and the third anniversary of the closing date under the Loan Agreement, the Investor will have the option, in its sole discretion, to purchase additional Notes (the “Additional Notes”) in an amount not less than $5,000,000 for each such purchase of Additional Notes, with such purchase to be on the same terms and conditions specified in this Agreement with respect to the purchase of the Initial Note; provided, that the Investor may not purchase more than an aggregate of $20,000,000 of Additional Notes pursuant to this Agreement, provided further that, at no time shall the sum of (i) the principal amount of the Initial Note and (ii) the principal amount of the Additional Notes exceed $30,000,000; provided further, however, that if the Required Lenders specified in the Loan Agreement agree to exercise their option pursuant to Sections 2.1(b) and

2.2(b) of the Loan Agreement to increase the amount of the Term Loan from $30,000,000 to $45,000,000 within ninety (90) days of the closing date under the Loan Agreement, then the maximum principal amount of Notes which may be purchased under this Agreement shall be increased to $45,000,000 and the maximum principal amount of the Additional Notes which may be purchased under this Section 2.2 shall be increased to $35,000,000; provided that, at no time shall the sum of (i) the principal amount of the Initial Note and (ii) the principal amount of the Additional Notes exceed $45,000,000. The Additional Notes will be issued to the Investor in the original principal amount of such Additional Notes, at a purchase price equal to 100% of the principal amount thereof. Upon the purchase of the Additional Notes, the Company shall pay down the Term Loan outstanding under the Loan Agreement by the amount of such Additional Notes.

Section 2.3 Note Conversion. The Investor may, at its option, purchase shares of the Company’s Common Stock by converting amounts outstanding under the Initial Note or, if applicable, the Additional Notes at the applicable Conversion Price as provided therein (in each case, a “Note Conversion Closing”). At each Note Conversion Closing, the Company shall issue certificates representing any shares purchased under this Section 2.3 in a form acceptable to such Investor and such Investor’s counsel, and such Investor shall pay the Conversion Price of $2.00 per share (subject to adjustment as provided therein) for such shares by surrendering the applicable Note(s) to the Company.

Section 2.4 Use of Proceeds. The Company shall use the all of the cash proceeds of the sale of the Notes (including the Initial Note and any Additional Notes) to pay down the outstanding principal balance under the Term Loan.

ARTICLE III

THE CLOSING

Section 3.1 Closings.

(a)   Initial Closing. The purchase and sale of the Initial Notes shall take place at the offices of the Company and on a date (the “Initial Closing Date”) within ten (10) business days of the Investor’s notice to the Company, on or prior to the third anniversary of the closing date under the Loan Agreement, of the exercise of its option to purchase the Initial Note in accordance with the terms set forth in this Agreement (the “Initial Closing”). At the Initial Closing, the Company shall deliver to the Investor the Initial Note that such Investor is purchasing against delivery to the Company by the Investor of a check or wire transfer in the amount of such Investor’s Initial Note, payable to the Company’s order (or by wire of funds in such amount to the Company’s designated bank account).

(b)   Subsequent Closings. The purchase and sale of the Additional Notes shall occur within five (5) business days of an Investor’s notice to the Company of the exercise of its option to purchase the Additional Notes in accordance with the terms set forth in Section 2.2 of this Agreement (each such closing, a “Subsequent Closing” and each such closing date, a “Subsequent Closing Date”).

Section 3.2 Closing Deliveries.

(a)   Company Deliveries. On the Initial Closing Date, the Company shall deliver or cause to be delivered to the Investor the following:

(i)	this Agreement duly executed by the Company;

(ii)          the Initial Note registered in the name of the Investor in the principal amount of the Initial Note, in the form attached hereto as Exhibit A;

(iii)         the Registration Rights Agreement, in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”), duly executed by the Company;

(iv)         evidence of the closing of the transactions contemplated by the Loan Agreement; and

(v)          such certificates and other documents as shall be required to consummate the transactions contemplated by this Agreement.

(b)   Investor Deliveries. On the Initial Closing Date, the Investor shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Investor;

(ii)          the Registration Rights Agreement duly executed by the Investor; and

(iii)         the payment of the Initial Purchase Price by the Investor, in the manner specified in Section 3.1 above.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Attached hereto as Schedule A are the Disclosure Schedules containing sections numbered to correspond to the sections of this Article IV (the “Disclosure Schedules”). Except as specifically set forth in the corresponding section of such Disclosure Schedules (or in any other section of the Disclosure Schedules so long as the applicability of such disclosure to the particular representation and warranty which such disclosure is intended to modify is reasonably apparent), the Company hereby represents and warrants to the Investor as follows as of the date hereof:

Section 4.1         Subsidiaries. All of the direct and indirect subsidiaries (the “Subsidiaries”) of the Company are set forth on Schedule 4.1. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Section 4.2         Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.3         Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith other than in connection with the Required Approvals (as defined in Section 4.5 below). Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 4.4         No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Purchased Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined in Section 4.5 below) and the accuracy of the representations and warranties of the Investor set forth in Article V hereof, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

Section 4.5         Filings, Consents and Approvals. Assuming the accuracy of the representations and warranties of the Investor in Article V hereof, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 6.10 of this Agreement, (ii) the filings required or contemplated by the Registration Rights Agreement, (iii) application(s) to each applicable Trading Market for the listing of the Conversion Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the SEC and such filings as are required to be made under applicable state securities laws and (v) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (collectively, the “Required Approvals”).

Section 4.6         Issuance of the Securities. The Notes are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the number of shares of Common Stock equal to the Conversion Shares.

Section 4.7         Capitalization. The capitalization of the Company is as set forth on the Disclosure Schedules under the caption referencing this Section 4.7. The Company has not issued any capital stock since March 31, 2007, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of March 31, 2007. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on the Disclosure Schedules or as a result of the purchase and sale of the Purchased Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the

Purchased Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Purchased Securities. There are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party (other than those contemplated in connection with the Transaction Documents) or, to the knowledge of the Company, between or among any of the Company’s shareholders.

Section 4.8         Financial Statements. All consolidated financial statements or cash flow statements for the Company and its Subsidiaries provided to the Investor fairly present in all material respects the Company’s consolidated financial condition, results of operations and cash flows. There has not been any material deterioration in the Company’s consolidated financial condition since the date of the most recent financial statements and cash flows provided by the Company to the Investor.

Section 4.9        Material Changes; Undisclosed Events, Liabilities or Developments. Since March 31, 2007, (i) there has been no event, occurrence or development that has had or that is reasonably expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer or director, except pursuant to existing Company stock option plans. Except for the issuance of the Purchased Securities contemplated by this Agreement or as set forth on Schedule 4.9, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

Section 4.10      Litigation. Except as set forth in the Disclosure Schedules under the caption referencing this Section 4.10, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Purchased Securities or (ii) involves claims for more than $250,000. Except as set forth in the Disclosure Schedules, there has not been, and to the knowledge of the Company there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

Section 4.11      Regulatory Compliance. Except as set forth in the Disclosure Schedules, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as is not reasonably expected to result in a Material Adverse Effect. The Company is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). The Company has complied in all material respects with the Federal Fair Labor Standards Act. The Company has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Effect. Neither the Company’s nor any of its Subsidiaries’ properties or assets has been used by the Company or any Subsidiary or, to the best of the Company’s knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any Hazardous Substances other than in compliance in all material respects with applicable Environmental Laws and Regulations. The Company and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to obtain such consents, approvals or authorizations or make such declarations or filings would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.12      Title to Assets. The Company and each of the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects. Except as set forth in the Disclosure Schedules, there are no actual, threatened or alleged defaults with respect to any leases of real property under which the Company or any of its Subsidiaries is lessee or lessor which could reasonably be expected to result in a Material Adverse Effect.

Section 4.13      Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks,

trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable, and there is no existing infringement by another Person of any of the Intellectual Property Rights.

Section 4.14      Insurance. The Disclosure Schedules under the caption referencing this Section 4.14 sets forth each insurance policy (including type of insurance and coverage limits) maintained by the Company. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 4.15      Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

Section 4.16      Certain Fees. Except for fees payable to Credit Suisse Securities (USA) LLC, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.16 that may be due in connection with the transactions contemplated by the Transaction Documents.

Section 4.17      Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Article V, no registration under the Securities Act is required for the offer and sale of the Purchased Securities by the Company to the Investor as contemplated hereby. The issuance and sale of the Purchased Securities hereunder does not contravene the rules and regulations of the Trading Market on which the Common Stock is listed or designated.

Section 4.18      Investment Company. The Company is not, and immediately after receipt of payment for the Purchased Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

Section 4.19      Registration Rights. Other than the Investor, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, other than registration statements which have already been filed and declared effective.

Section 4.20      Exchange Act Registration. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

Section 4.21      Disclosure. All disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases and the SEC Reports filed or disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor are not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article V below.

Section 4.22      No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Article V, neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Purchased Securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

Section 4.23     Solvency. After the issuance of the Notes and after giving effect thereto, (a) the fair value of the assets of the Company, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair salable value of the property of the Company will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Company will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is proposed to be conducted following the Initial Closing Date or any Subsequent Closing Date, as applicable.

Section 4.24      Tax Status and Payments; Pension Contributions. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary. Except as set forth in the Disclosure Schedules, the Company is unaware of any claims or adjustments proposed for any of the Company’s prior tax years which could result in additional taxes becoming due and payable by the Company. The Company has paid all amounts necessary to fund all present pension, profit-sharing and deferred compensation plans in accordance with their terms, and the Company has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of the Company, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

Section 4.25      Employee Benefit Plans. Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied, and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan) of such Plan’s projected obligations did not exceed the fair market value of such Plan’s assets.

Section 4.26      No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Purchased Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investor and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

Section 4.27      Accountants. The Company’s accounting firm is set forth on Schedule 4.27 of the Disclosure Schedule. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements at September 30, 2007 and for the two years ending September 30, 2007.

Section 4.28      Acknowledgment Regarding the Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction

Documents and the transactions contemplated thereby and any advice given by such Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Investor’s purchase of the Purchased Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Section 4.29      Acknowledgement Regarding the Investor’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company (i) that the Investor has not been asked by the Company to agree, nor has the Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Purchased Securities for any specified term; (ii) that past or future open market or other transactions by the Investor, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly traded securities; (iii) that the Investor, and counter-parties in “derivative” transactions to which the Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that the Investor shall not be deemed to have any affiliation with or control over any arm’s-length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) the Investor may engage in hedging activities at various times during the period that the Purchased Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to the Notes are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

Section 4.30      Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Purchased Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Purchased Securities.

Section 4.31      Product Liability Claims. To the Company’s knowledge, all products manufactured, distributed or sold by or on behalf of the Company were merchantable, free from defects in design, specifications, processing, manufacture, material or workmanship, and suitable for the purpose for which they were intended. The Company has not incurred any uninsured or insured Product Liability that is reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has maintained complete and accurate complaint histories regarding the Company’s products.

Section 4.32      Outstanding Borrowing. The Disclosure Schedules sets forth the amount of all indebtedness of the Company as of the date hereof, the liens that relate to such indebtedness and that encumber the Company’s assets and the name of each lender thereof. No holder of indebtedness of the Company is entitled to any voting rights in any matters voted upon by the holders of the Common Stock.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company for itself as follows:

Section 5.1 Authorization. Such Investor has full power and authority to enter into and perform under this Agreement in accordance with its terms. This Agreement has been duly authorized by all necessary action on the part of such Investor, has been duly executed and delivered by each such Investor, and is the valid and binding agreement of each such Investor and is enforceable against each such Investor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial limitations on the remedy of specific enforcement and other equitable remedies.

Section 5.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement the Investor hereby confirms, that the Purchased Securities will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any third party to sell, transfer or grant participations to such third party or to any third person, with respect to any of the Purchased Securities.

Section 5.3 Reliance Upon the Investor’s Representations; Restrictions on Resale. The Investor understands that none of the Notes or Conversion Shares have been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon the representations and warranties of such Investor in this Article V. The Investor further understands that the Notes and the Conversion Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws. The Investor also understands that any Conversion Shares will be issued without prior registration thereof under the Securities Act or applicable state securities laws in reliance upon Section 4(2) of the Securities Act and transactional exemptions from registration under applicable state securities laws based upon appropriate representations of the Investor. As such, the Conversion Shares will be subject to transfer restrictions similar to restrictions applicable to the Convertible Notes. The Investor understands (i) that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the SEC and (ii) that in any event such Investor may not sell any securities acquired hereunder pursuant to Rule 144 prior to the expiration of a one-year period (or such shorter period as the SEC may hereafter adopt) after such Investor has acquired such securities. The Investor understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

Section 5.4 Receipt of Information. The Investor represents that the Company has provided such Investor at a reasonable time prior to the execution of this Agreement sufficient opportunity to ask questions and receive answers from the Company’s management concerning the Company’s business, management and financial affairs and the terms and conditions of the offering of the Purchased Securities and the Conversion Shares and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to such Investor. The Investor has reviewed the representations concerning the Company contained in this Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Investor to rely thereon.

Section 5.5 Investment Experience. The Investor represents that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes and the Conversion Shares. If other than an individual, the Investor also represents it has not been organized for the purpose of acquiring the Notes and Conversion Shares.

Section 5.6 Accredited Investor. The Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Act, as presently in effect.

Section 5.7 Legends. To the extent applicable, each certificate or other document evidencing any of the Purchased Securities shall be endorsed with the legends set forth in Section 6.9(b) hereof, and the Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

The Company shall make a notation regarding the restrictions on transfer of the Conversion Shares or other Purchased Securities in its books and the Conversion Shares and other Purchased Securities shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering the securities to be transferred or an opinion of counsel reasonably satisfactory to the Company that such registration is not required; provided, however, that (i) the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances and (ii) the Company will not require opinions of counsel for transfers to affiliated entities managed by the same manager or managing partner or management company, or managed by an entity controlling, controlled by or under common control with such manager, managing partner or management company so long as the transferor certifies in writing to the Company that the transferor is not receiving any consideration in connection with the transfer and so long as the transferee makes the representations and warranties contained in this Article V and will be subject to the terms of these restrictions to the same extent as if such transferee were an original Investor hereunder.

ARTICLE VI

COVENANTS

The Company covenants that for so long as any Notes remain outstanding:

Section 6.1 Financial Statements, Reports, Etc. The Company shall furnish to the Investor:

(a)   on or prior to December 31, 2009 (and as soon as available and in any event within 90 days (or such shorter period of time as shall be required by the SEC in connection with the filing of the Company’s annual reports with the SEC under the Exchange Act) after the end of each fiscal year of the Company thereafter), the consolidated financial statements of the Company and the Subsidiaries consisting of at least statements of income, cash flow and changes in stockholders’ equity for such year, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous fiscal year, and the report, without qualification, of BDO Seidman LLP or other independent certified public accountants of recognized national standing selected by the Company, together with any management letters, management reports or other supplementary comments or reports to the Company or its board of directors furnished by such accountants;

(b)   as soon as available and in any event within 45 days (or such shorter period of time as shall be required by the SEC in connection with the filing of the Company’s quarterly reports with the SEC under the Exchange Act) after the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2009, unaudited consolidated statements of income, cash flow and changes in stockholders’ equity for the Company and its Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of the Company as at the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Company stating that such financial statements present fairly the financial condition of the Company and the Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements);

(c)   promptly after any officer of the Company becomes aware of any Default or Event of Default under this Agreement or the Notes, a notice describing the nature thereof and the action(s) the Company proposes to take with respect thereto;

(d)   promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Company’s stockholders, and copies of all registration statements, periodic reports and other documents filed with the SEC (or any successor thereto) or any national securities exchange; and

(e)   promptly, from time to time, such other information regarding the business, financial condition, operations, property or affairs of the Company and its subsidiaries as the Investor may reasonably request.

Section 6.2 Inspection, Consultation and Advice. The Company shall permit the Investor and such persons as the Investor may designate, at the Investor’s expense, upon reasonable notice and at such times as the Investor may reasonably request to visit and inspect any of the properties of the Company, examine its books and records (including without limitation product complaint histories and related information) and take copies and extracts therefrom, discuss the affairs (including, without limitation, operations and relations with suppliers), finances and accounts of the Company with its officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Investor and any such designees such affairs, finances and accounts), and consult with the management of the Company as to such affairs, finances and accounts of the Company and its subsidiaries, all at reasonable times and upon reasonable notice; provided, that if no Default or Event of Default has occurred under the Notes and no event or circumstance that would constitute a Material Adverse Effect has occurred hereunder, the Investor shall not exercise such rights more than one (1) time during any calendar year; provided further, that upon and during the continuation of a Default or Event of Default under the Notes or upon the occurrence of an event or circumstance that would constitute a Material Adverse Effect hereunder, the Investor may exercise such inspection rights as many times as the Investor deem necessary, in their sole discretion, to protect the rights, interests and liens of the Investor.

Section 6.3 Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by a majority of the disinterested directors on the Company’s Board of Directors, the Company shall not enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of the Company, or to the knowledge of the Company, any member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person’s employment or service as a director of the Company. Except as specifically disclosed on Schedule 6.3 attached hereto or as otherwise required by this Agreement, the Company shall not use any proceeds of Purchased Securities to make distributions or loans to any shareholders of the Company or repay existing indebtedness for borrowed money obligations.

Section 6.4 Conditions to Closing. The Company shall use commercially reasonable efforts to cause the conditions set forth in Article VIII to be satisfied with respect to the Initial Closing or Subsequent Closing as soon as practicable.

Section 6.5 Reserve for Shares. The Company shall at all times reserve and keep available such number of its duly authorized but unissued shares of Common Stock as is necessary to comply with the terms of this Agreement and the Conversion Notes and Conversion Shares. The Company shall at all times reserve and keep available out of its duly authorized but unissued shares of Common Stock such number of its duly authorized shares of Common Stock as is necessary to comply with the terms of this Agreement, its Certificate of Incorporation, as amended, and the Conversion Shares. If at any time the number of shares of authorized but unissued Common Stock are not sufficient to comply with the terms of this Agreement, the Convertible Notes and the Conversion Shares, the Company will promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as are sufficient for such purpose. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable securities laws in connection with the issuance of any shares issued by it in order to comply with the terms of this Agreement, the Convertible Notes and the Conversion Shares.

Section 6.6 Compliance with Law. The Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, the failure to comply with which would have a Material Adverse Effect.

Section 6.7 Use of Proceeds. The Company shall use the cash proceeds of the Purchased Securities to pay down any outstanding principal amount remaining under the Term Loan.

Section 6.8 Dividends; Subsequent Equity Sales.

(a)   The Company shall not make any issuance whatsoever of Common Stock or Common Stock Equivalents which would cause any adjustment of the Conversion Price to the extent the holder(s) of the Notes and Conversion Shares would not be permitted to convert the outstanding Notes in full, ignoring for such purposes the conversion or exercise limitations therein. The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(b)   Notwithstanding the foregoing, this Section 6.8 shall not apply with respect to an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance. “Variable Rate Transaction” means a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

Section 6.9 Transfer Restrictions.

(a)   The Conversion Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Conversion Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 6.9(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Conversion Shares under the Securities Act. As a condition of transfer of Conversion Shares other than pursuant to an effective registration statement or Rule 144, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement and the Registration Rights Agreement.

(b)   The Investor agrees to the imprinting, so long as is required by this Section 6.9, of a legend on any of the Conversion Shares in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Conversion Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, the Investor may transfer pledged or secured Conversion Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company, and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Conversion Shares may reasonably request in connection with a pledge or transfer of the Conversion Shares, including, if the Conversion Shares are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Shareholders thereunder.

(c)   Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 6.9(b) hereof): (i) following any sale of such Conversion Shares pursuant to the Registration Statement or Rule 144 or (ii) if such Conversion Shares are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to its transfer agent promptly after the Effective Date if required by the transfer agent to effect the removal of the legend hereunder. If all or any portion of a Note is converted or exercised (as applicable) at a time when such Conversion Shares may be sold pursuant to the Registration Statement or under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), then such Conversion Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 6.9(c), it will, no later than three Trading Days following the delivery by the applicable Investor to the Company or the transfer agent of a certificate representing Conversion Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 6.9(c). Certificates for Conversion Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the applicable Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System.

(d)   In addition to the Investor’s other available remedies, the Company shall pay to the Investor, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Shares (based on the VWAP of the Common Stock on the date such Conversion Shares are submitted to the transfer agent) delivered for removal of the restrictive legend and subject to Section 6.9(c), $10 per Trading Day (increasing to $20 per Trading Day 3 Trading Days after such damages have begun to accrue) for each Trading Day after the second Trading Day following the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit any Investor’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Conversion Shares as required by the Transaction Documents, and the Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)   The Investor agrees that the removal of the restrictive legend from certificates representing Conversion Shares as set forth in this Section 6.9 is predicated upon the

Company’s reliance that such Investor will sell any Conversion Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Conversion Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

Section 6.10 Securities Law Disclosure; Publicity. The Company shall, by 5:30 p.m. (New York City time) on the fourth Trading Day following the date hereof (or such shorter time period as shall be required by Form 8-K or otherwise agreed to by the parties), issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching the Transaction Documents as exhibits thereto. The Company and the Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investor shall issue any such press release or otherwise make any such public statement with respect to the transactions contemplated hereby without the prior consent of the Company, with respect to any press release of the Investor, or without the prior consent of the Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not include the name of the Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of the Investor, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the SEC and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure permitted under this clause (ii).

Section 6.11 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the offering described herein as required under Regulation D and to provide a copy thereof, promptly upon request of the Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Notes and Conversion Shares for, sale to the Investor at the Initial Closing or Subsequent Closing, as applicable, under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investor.

Section 6.12 Listing of Shares. The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market on which the Common Stock is then listed or designated, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, (iii) provide to the Investor evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market; provided that such listing shall include any additional shares that may be issuable under the Notes as a result of any adjustments to the Conversion Price that would affect the number of Conversion Shares issuable to the Investor.

Section 6.13 Seniority of Notes. The Company hereby acknowledges that any Notes issued pursuant to this Agreement shall be senior to the 1.50% Convertible Subordinated Debentures due 2024 (the “Subordinated Debentures”) issued pursuant to that certain Indenture, dated as of September 22, 2004 (the “Indenture”), by and between the Company and U.S. Bank National Association, as Trustee.

ARTICLE VII

CONDITIONS TO OBLIGATION OF THE COMPANY

The obligation of the Company to sell the Notes to the Investor at the Initial Closing or any Subsequent Closing, as applicable, is subject to the satisfaction, on or before such Initial Closing or Subsequent Closing, as applicable, of the conditions set forth in this Article VII.

Section 7.1 Representations and Warranties. The representations and warranties contained in Article V shall be true, complete and correct as of the date hereof and, as of the Initial Closing Date or Subsequent Closing Date, as applicable, as though such representations and warranties had been made on and as of such date, and an officer of the Investor shall have certified to such effect to the Company in writing.

Section 7.2 Performance. The Investor shall have performed and complied in all material respects with all agreements contained herein, and in the agreements, documents and instruments contemplated hereby which are required to be performed or complied with by them prior to or at the date of the Initial Closing or any Subsequent Closing, as applicable, and an officer of the Investor shall have certified to such effect to the Company in writing.

Section 7.3 Required Consents. The Company shall have obtained the written consent or approval of each person whose consent or approval is required in connection with this Agreement.

Section 7.4 Litigation. No suit, action or other proceeding shall be pending or, to the knowledge of Company, threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or, to the knowledge of the Company, threatened.

Section 7.5 Legislation. No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement illegal.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR

The obligation of the Investor to purchase the Notes at the Initial Closing or any Subsequent Closing, as applicable, is subject to the satisfaction, on or before the Initial Closing or Subsequent Closing, as applicable, of the conditions set forth in this Article VIII.

Section 8.1 Representations and Warranties. The representations and warranties contained in Article IV shall be true, complete and correct as of the date hereof and, as of the Initial Closing Date or Subsequent Closing Date, as applicable (as though such representations and warranties had been made on and as of such date, subject to the items in the new Disclosure Schedules delivered by the Company at the Initial Closing or Subsequent Closing, as applicable), and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to such effect to the Investor in writing.

Section 8.2 Performance. The Company shall have performed and complied in all material respects with all agreements contained herein, and in the agreements, documents and instruments contemplated hereby which are required to be performed or complied with by it prior to or at the date of the Initial Closing or Subsequent Closing, as applicable, and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to the Investor in writing to such effect and to the further effect that all of the conditions set forth in this Article VIII have been satisfied.

Section 8.3 All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and its counsel, and the Investor and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

Section 8.4 Supporting Documents.

(a)   The Company shall have delivered to the Investor an opinion of counsel in form reasonably satisfactory to the Investor and covering the matters set forth in Exhibit C hereto.

(b)   The Investor and its counsel shall have received copies of the following documents:

(i)           a certificate of the Secretary of State of the State of Delaware for the Company and the state of formation or incorporation for each of its Subsidiaries dated as of a recent date prior to the Initial Closing Date or Subsequent Closing Date, as applicable, as to the corporate existence of the Company and each of its Subsidiaries and listing all documents of the Company and each of its Subsidiaries on file with such Secretary of State;

(ii)          a certificate of the Secretary of the Company dated the Initial Closing Date or Subsequent Closing Date, as applicable, and certifying: (A) the Company’s and each Subsidiary’s then-current Articles or Certificate of Incorporation and Bylaws; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Transaction Documents, and the issuance, sale and delivery of the Notes and the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this

Agreement and the Transaction Documents; and (C) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Transaction Documents, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this subsection (ii);

(iii)        in connection with the Initial Closing Date, evidence of the closing of the transactions contemplated by the Loan Agreement; and

(iv)         such additional supporting documents and other information with respect to the operations and affairs of the Company as any Investor or such Investor’s counsel reasonably may request.

Section 8.5 Required Consents. The Company shall have obtained the written consent or approval, in form and substance reasonably satisfactory to the Investor, of each person whose consent or approval is required in connection with this Agreement.

Section 8.6 Litigation. No suit, action or other proceeding shall be pending or, to the knowledge of the Company, threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or, to the knowledge of Company, threatened.

Section 8.7 Legislation. No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement illegal.

Section 8.8 No Material Adverse Changes. Since the date of this Agreement, no events shall have occurred or circumstances arisen which are reasonably expected, individually or in the aggregate, to have or result in a Material Adverse Effect upon the Company. The Company shall fully cooperate as reasonably requested by the Investor to enable the Investor to determine that this condition has been satisfied.

Section 8.9 Transaction Documents. The Company and the Investor shall have executed and delivered each of the Transaction Documents to which it is a party. Each such document or agreement shall constitute the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

Section 8.10 Prior Preemptive Rights. All of the Company’s obligations regarding preemptive or first refusal rights with respect to the issuance of its securities shall have been terminated in their entirety or duly waived pursuant to a written instrument in form and content satisfactory to the Investor and the Investor’s counsel with respect to (a) the issuance of the Notes and (b) the issuance of the Conversion Shares.

Section 8.11 No Default. Since the date hereof, no default (or event which, with the passage of time and/or the giving of notice, would constitute a default) of the Company shall have occurred under this Agreement or any of the Transaction Documents.

Section 8.12 Payment of Fees. The Company shall have paid the fees and expenses of the Investor’s legal counsel as required under Section 11.7.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Indemnification of Investor. The Company shall indemnify, defend and hold harmless the Investor and their respective subsidiaries, officers, directors and stockholders from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) (“Indemnifiable Losses”), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or any agreement, certificate contemplated by this Agreement or any agreement, certificate, or document executed and delivered by the Company pursuant hereto or in connection with any of the transactions contemplated by this Agreement. Any indemnification provided under this Article IX shall be limited to the aggregate principal amount of the Notes.

Section 9.2 Indemnification of the Company. The Investor shall indemnify, defend and hold harmless the Company and each of its subsidiaries, officers, directors and stockholders from and against and in respect of any and all Indemnifiable Losses resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement by the Investor contained in this Agreement or any agreement, certificate or document executed and delivered by the Investor pursuant hereto or in connection with any of the transactions contemplated by this Agreement. Any indemnification provided under this Article IX shall be limited to the aggregate principal amount of the Notes.

Section 9.3 Third-Party Claims. If a claim by a third party is made against an indemnified party and if the indemnified party intends to seek indemnity with respect thereto under this Article IX, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not adversely affect the indemnifying party’s ability to defend such claim against a third party. The indemnified party shall not settle such claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If the indemnifying party acknowledges in writing its indemnity obligations for Indemnifiable Losses resulting therefrom, the indemnifying party may participate at its own cost and expense in the settlement or defense of any claim for which indemnification is sought.

Section 9.4 Cooperation as to Indemnified Liability. Each party hereto shall cooperate fully with the other parties with respect to access to books, records, or other documentation within such party’s control, if deemed reasonably necessary or appropriate by any party in the defense of any claim which may give rise to indemnification hereunder.

ARTICLE X

TERMINATION AND DEFAULT

Section 10.1 Termination. The obligation of the parties hereto to consummate the remaining transactions contemplated hereby may be terminated and abandoned at any time at or before the Initial Closing or Subsequent Closing, as applicable, if any of the following events occurs:

(a)   by and at the written option of the Investor or the Company if (i) the Initial Closing shall not have occurred on or before 10 Trading Days after the Investor notifies the Company pursuant to Section 3.1(a) that it plans to purchase all or any portion of the Initial Notes described in this Agreement or (b) the Subsequent Closing shall not have occurred on or before 5 Trading Days after the Investor notifies the Company pursuant to Section 3.1(b) that it plans to purchase all or any portion of the Additional Notes described in this Agreement, provided that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of or resulted in, the failure to complete the Initial Closing or Subsequent Closing, as applicable, by such date; or

(b)   by the Investor if there shall have occurred any event that would constitute a Material Adverse Effect for the Company; or

(c)	by the mutual written consent of each of the parties;

(d)   if the Loan Agreement shall have been terminated in accordance with its terms prior to the Initial Closing; or

(e)   by and at the option of the Investor or the Company if any governmental authority shall have issued an order, decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting in any material respects the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

Section 10.2 Effect.

(a)   Upon termination of this Agreement, the Investor’s rights and obligations to purchase any Convertible Notes or Conversion Shares pursuant to Article II hereof shall terminate.

(b)   Termination of this Agreement by a party shall not relieve any other party hereto of any liability for breach of representation, warranty, covenant or agreement by such other parties including liability for monetary damages and/or specific performance.

ARTICLE XI

OTHER PROVISIONS

Section 11.1 Further Assurances. At such time and from time to time on and after the date hereof upon request by the Investor, the Company will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, certificates and assurances that may be reasonably required for the better conveying, transferring, assigning, delivering, assuring and confirming to the Investor, or to such Investor’s successors and assigns, all of the Conversion Shares or to otherwise carry out the purposes of this Agreement and the agreements, documents and instruments contemplated hereby.

Section 11.2 Complete Agreement. The Schedules and Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matters hereof and thereof and supersede all prior agreements whether written or oral relating hereto.

Section 11.3 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements contained herein shall survive the Initial Closing or any Subsequent Closing and remain in full force and effect; provided, however, that the representations and warranties shall expire on the second anniversary of the date of the Initial Closing hereunder. No independent investigation of the Company by the Investor, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations and warranties made by the Company in this Agreement.

Section 11.4 Consent, Waiver, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Except as otherwise specifically provided herein, in each case in which approval of the Investor is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written consent of the Investor. With the written consent of the Investor, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same approval the Company may amend or eliminate any of the provisions of this Agreement; provided, however, that no such waiver or amendment shall, without the written consent of the holders of the Notes at the time outstanding, amend this Section 11.4. Written notice of any such waiver, amendment, or consent shall be given to the record holders of the Notes who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 11.4.

Section 11.5 Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of any entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Investor to:

Whitebox VSC, Ltd.

Suite 300

3033 Excelsior Boulevard

Minneapolis, MN 55416

Attn: Dale Willenbring

with a copy to:

Theodore C. Cadwell, Jr., Esq.

Dorsey & Whitney LLP

50 South 6th Street

Suite 1500

Minneapolis, Minnesota 55402

if to the Company to:

Vitesse Semiconductor Corporation

741 Calle Plano

Camarillo, California 93012

Attn:	__________________

with a copy to:

Richard A. Boehmer

O’Melveny & Myers LLP

400 South Hope Street

Los Angeles, California 90071-2899

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile) or on the day shown on the return receipt (if delivered by mail or delivery service).

Section 11.6 Public Announcement. Subject to the provisions of Section 6.10, in the event any party proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other parties hereto, and the parties shall thereafter use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued. No party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other parties’ written consent, except as may be required by applicable law (including applicable rules and regulations of the SEC) or stock exchange regulation, and except for communications to employees.

Section 11.7 Expenses. Subject to the following sentence, the Company and the Investor shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein. Whether or not an Initial Closing or any Subsequent Closing occurs, the Company shall reimburse the Investor for its legal fees and expenses incurred in connection with the drafting, negotiation, due diligence and execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein, less any amounts previously paid by the Company or any of its representatives and received by the Investor. The Company shall also reimburse the Investor for all legal fees and expenses incurred in connection with the drafting, negotiation and execution of any waivers or amendments to this Agreement or any Transaction Document.

Section 11.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) may be commenced in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 11.9 Titles and Headings; Construction. The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

Section 11.10 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

Section 11.12 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Purchased Securities.

Section 11.13 Severability. If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Agreement to be effective as of the date first written above.

VITESSE SEMICONDUCTOR CORPORATION

a Delaware corporation

By:	/s/ RICHARD C. YONKER
Name: Richard C. Yonker
Title: CFO

IN WITNESS WHEREOF, the undersigned has executed this Agreement to be effective as of the date first written above.

INVESTOR:

WHITEBOX VSC, LTD.

By:	/s/ JONATHAN WOOD
Name: Jonathan Wood
Title: Director-COO

Address:	Suite 300
3033 Excelsior Boulevard
Minneapolis, MN 55416

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SENIOR UNSECURED CONVERTIBLE NOTE PURCHASE AGREEMENT, DATED AS OF AUGUST 23, 2007, BY AND BETWEEN THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE “PURCHASE AGREEMENT”), AND THE HOLDER OF THE NOTE, BY ACCEPTANCE OF THIS NOTE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE PURCHASE AGREEMENT. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF _____________, 2007, BY AND BETWEEN THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE “REGISTRATION RIGHTS AGREEMENT”) AND THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT.

Original Issue Date: ____________, 20__

Original Conversion Price (subject to adjustment herein): $2.00

$[__________]

SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE

DUE _________________

FOR VALUE RECEIVED, Vitesse Semiconductor Corporation, a Delaware corporation with its principal place of business at 741 Calle Plano, Camarillo, California 93012 (the “Company”), hereby promises to pay in lawful money of the United States to the order of Whitebox VSC, Ltd. or its registered successors or assigns (the “Holder”), at the office of such Holder at 3033 Excelsior Boulevard, Suite 300, Minneapolis, Minnesota 55416, or at such other place as the Holder may from time to time designate in writing, the principal sum of [__________ MILLION AND NO/100 DOLLARS ($_____)] (the “Principal”) on the twentieth anniversary of the Original Issue Date (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest on any outstanding Principal at the rate of LIBOR plus three percent (LIBOR + 3.0%) per annum, subject to periodic adjustment pursuant to Section 2 (the “Interest Rate”), from the Original Issue Date until the same becomes due and payable, whether upon an Interest Payment Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof); provided, however, that in no event shall the Interest Rate be less than 7.50%. This Note is being issued in connection with the Purchase Agreement, and this Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Additional Notes” has the meaning set forth in the Purchase Agreement.

“Additional Shares” has the meaning set forth in Section 6.

“Alternative Consideration” has the meaning set forth in Section 6(a).

“Affiliate” of a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to the Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Holder will be deemed to be an Affiliate of the Holder.

“Base Conversion Price” has the meaning set forth in Section 5(b).

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change in Control Optional Redemption” has the meaning set forth in Section 8(a).

“Change in Control Put” has the meaning set forth in Section 8(a).

“Change of Control Transaction” means the occurrence after the date hereof of any of the following: (i) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Notes), or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

“Closing Sale Price” of a share of Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or by the National Quotation Bureau Incorporated.

“Common Stock” means the common stock, par value $.01 per share, of the Company and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Continuing Directors” means, as of the date of determination, any member of the board of directors of the Company who: (a) was a member of such board of directors on the date hereof; or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Conversion Date” has the meaning set forth in Section 4(a).

“Conversion Price” has the meaning set forth in Section 4(d)(i).

“Conversion Rate” means 50 shares of Common Stock per $100 of the amount of Principal of this Note being converted, subject to adjustment in certain events described in this Note.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Conversion Value” has the meaning set forth in Section 4(d)(i).

“Current Market Price” has the meaning set forth in Section 5(f)(i).

“Dilutive Issuance” has the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” has the meaning set forth in Section 5(b).

“Effectiveness Period” has the meaning set forth in the Registration Rights Agreement.

“Effective Date” means the effective date of any registration statement filed with the SEC covering all or such portion of the Conversion Shares as may be specified in such registration statement.

“Event of Default” has the meaning set forth in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants or directors of the Company pursuant to the Company’s employee benefit plans (provided that any such issuances of shares of Common Stock (other than pursuant to options) and options shall not exceed, in the aggregate, 15% of the Company’s outstanding shares and/or options, in the aggregate, in any five-year period (based on the number of outstanding shares of Common Stock at the beginning of each such five-year period, with the first period commencing on the date hereof), (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities and (c) securities issued pursuant to a Permitted Acquisition, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with or complementary to the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Fair Market Value” has the meaning set forth in Section 5(f)(ii).

“Fundamental Transaction” has the meaning set forth in Section 6.

“Fundamental Transaction Effective Date” has the meaning set forth in Section 6.

“Indebtedness” when used with respect to any Person, and without duplication means:

a)

all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property or assets (whether or not the recourse of the lender is to the whole of the assets of the borrower or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials, or incurred in connection with the acquisition of any services (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of such services;

(b)

all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(c)

all obligations and liabilities (contingent or otherwise) in respect of (a) capital leases; and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(d)

all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(e)

all direct or indirect guarantees or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d);

(f)

any indebtedness or other obligations described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(g)

any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

“Interest Payment Date” has the meaning set forth in Section 2(a).

“LIBOR” means, for any day, the London Inter-Bank Offer Rate for deposits in U.S. dollars for the six-month period ending on the last business day of the month preceding the determination date, as such rates are published on Moneyline Telerate page 3750 as of 11:00 a.m., London time on such day (or such other page as may replace that page on that service, or such other service as may be nominated by the Holders as the information vendor, for the purpose of displaying rates comparable to LIBOR); provided that if any such day is not a day on which dealings in U.S. dollar deposits are transacted in the London interbank market, the LIBOR for such day shall be the LIBOR for the immediately succeeding day on which dealings in U.S. dollar deposits are transacted in the London interbank market.

“Liens” means liens, mortgages, charges, security interests, claims, voting trusts, pledges, encumbrances, options, assessments, restrictions, or third-party or spousal interests of any nature.

“Loan Agreement” means that certain Loan Agreement, dated as of August 23, 2007, by and between the Company and the Holder.

“Make-Whole Amount” means, in connection with any conversion of this Note or hange in Control Put, the sum of the present value as of the date of such conversion of each interest payment that would have otherwise been paid from such conversion date through and including the fifth anniversary of the Original Issue Date determined by discounting each interest payment at a rate of (i) the then-applicable one-year United States treasury rate if in connection with a Change in Control Put or if such conversion occurs after a Fundamental Transaction, or (ii) 10%.

“Mandatory Default Amount” means the sum of (a) the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” has the meaning set forth in Section 10(d).

“Note” means this Senior Unsecured Convertible Promissory Note.

“Notes” means this Note and any Additional Notes.

“Note Register” has the meaning set forth in Section 2(c).

“Notice of Conversion” has the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Notes and regardless of the number of instruments which may be issued to evidence such Notes.

“Permitted Acquisition” shall mean an acquisition by the Company that meets the following criteria: (i) the acquisition is not a hostile acquisition or takeover and the acquired business is in the same line of business as the Company and (ii) no Event of Default or Default

(as such terms are defined in the Loan Agreement) has occurred and is continuing or would be caused thereby under the Loan Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Public Acquirer Change of Control” means a Fundamental Transaction as defined in clause (ii) in the definition of Change of Control in which the acquirer has a class of common stock traded on a U.S. national or regional securities exchange or quoted on The Nasdaq National Market or which will so be traded or quoted when issued or exchanged in connection with such Fundamental Change (the “Public Acquirer Common Stock”).

“Purchase Agreement” means that certain Senior Unsecured Convertible Note Purchase Agreement, dated as of August 23, 2007, between the Company and the original Holder, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

“Record Date” has the meaning set forth in Section 5(f)(iii).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, between the Company and the original Holder, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement that registers the resale of such number of Conversion Shares of the Holder as shall be permitted or required to be registered under the terms of the Registration Rights Agreement, names such Holder as a “selling stockholder” therein, and meets all other requirements of the Registration Rights Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) and 15(d) thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stock Price” has the meaning set forth in Section 6.

“Subsidiary” has the meaning set forth in the Purchase Agreement.

“Trading Day” means any day on which any Trading Market on which the Common Stock is then listed or quoted is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock

Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” has the meaning set forth in the Purchase Agreement.

“Trigger Event” has the meaning set forth in Section 5(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Holder in a commercially reasonable manner in consultation with the Company and a nationally recognized investment banking firm reasonably acceptable to the Company.

Section 2.	Interest.

(a)          Payment of Interest. Interest shall accrue on the outstanding principal amount at the Interest Rate, payable semiannually in arrears on _______________ and _______________ of each year (if any such date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), beginning on the first such date after the Original Issue Date (each such date, an “Interest Payment Date”); provided, however, that in no event shall the Interest Rate be less than 7.50% per annum. Interest shall be payable on each Interest Payment Date and on the Maturity Date.

(b)          Accrued Interest. Except as otherwise provided in this Note, the Company shall pay to the Holder of this Note all accrued interest on the Maturity Date. Interest shall accrue on any Principal payment due under this Note until such time as payment therefor is actually delivered to the Holder of this Note.

(c)          Interest Calculations. Interest shall be calculated on the basis of a 365-day year, and shall accrue daily commencing on the Original Issue Date until payment in full of the Principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 4(d)(ii) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). Except as otherwise provided herein, if at any time the Company pays interest in cash to the Holders of Notes, then such payment of cash shall be distributed ratably among the Holders of the then-outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

(d)          Prepayment. The Company may not prepay any portion of the Principal without the prior written consent of the Holder until the fifth anniversary of the Original Issue Date. After the fifth anniversary of the Original Issue Date, the Company may call the Notes at par, together with any accrued and unpaid interest thereon.

Section 3. Registration of Transfers and Exchanges.

(a)          Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange.

(b)          Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c)          Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.	Conversion.

(a)          Voluntary Conversion. At any time and from time to time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall physically surrender this Note to the Company, and if this Note is converted in part, the Company shall issue another note to the Holder with respect to the amount of Principal that is not being converted. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).

(b)          Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $2.00, subject to adjustment as described herein (the “Conversion Price”).

(c)	Conversion Limitations.

(i)           Notwithstanding anything herein to the contrary, the Company may not issue, upon conversion o this Note, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Original Issue Date and prior to such Conversion Date in connection with any Notes issued pursuant to the Purchase Agreement, would exceed 19.99% of the Company’s issued and outstanding shares of Common Stock as of the closing date of the transactions contemplated by the Loan Agreement (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”).

(ii)          Holder’s Restriction on Conversion. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other Person or entity acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c)(ii) applies, the determination of whether this Note is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether this Note may be converted (in relation to other securities owned by such Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c)(ii), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The limitations contained in this paragraph shall apply to a successor holder of this Note.

(d)	Mechanics of Conversion.

(i)           Conversion Shares Issuable Upon Conversion of Principal Amount. Subject to and in compliance with the provisions of this Note and the Purchase Agreement, the Holder has the right, at its option, to convert the Principal or any portion thereof, into, subject to Section 4(a), an amount of shares of Common Stock (the “Conversion Value”) equal to (a) the amount of Principal plus any accrued interest thereon being converted; multiplied by (b) the Conversion Rate. The initial Conversion Rate is 50 shares of Common Stock per $100 of the amount of Principal and accrued interest thereon of this Note being converted (i.e., one (1) share of Common Stock per $2.00 Principal and accrued interest thereon), and is subject to adjustment in certain events described in this Note. Upon conversion, the Company will issue shares of Common Stock based on the Conversion Value.

(ii)          Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date, the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which prior to the Effective Date with respect to such Conversion Shares, shall contain such restrictive legends as may be required pursuant to the Securities Act. Such certificate or certificates shall represent the number of shares of Common Stock being acquired upon the conversion of this Note. On or after the Effective Date with respect to such Conversion Shares, the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(iii)         Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the seventh Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such conversion, in which event the Company shall promptly return to such Holder any original note delivered to the Company and such Holder shall promptly return the Common Stock certificates representing the principal amount of this Note tendered for conversion to the Company.

(iv)         Obligation Absolute; Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained. In the absence of such injunction, the Company shall issue Conversion Shares upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the seventh Trading Day after the Conversion Date and the Holder has not elected to rescind such conversion option as specified in Section 4(d)(iii) above, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such seventh Trading Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 9 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein, and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v)          Payment of Make-Whole Payments upon Conversion. In the event of a conversion of this Note on or before the fifth anniversary of the Original Issue Date, the Company shall pay the Holder, in addition to the Conversion Shares, an amount equal to the Make-Whole Amount within twenty (20) Business Days of the receipt of a Notice of Conversion from the Holder. The Make-Whole Amount will be paid in cash or Common Stock, at the option of the Company, to the Person in whose name this Note is registered on the Note Register. If the Company chooses to pay the Make-Whole Amount in shares of Common Stock, then the number of shares will be calculated by dividing the Make-Whole Amount by 95% of the average VWAP for the ten (10) Trading Days prior to the date of the Notice of Conversion.

(vi)         Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other Holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

(vii)       Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one (1) whole share of Common Stock.

(viii)      Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary, stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5. Certain Adjustments. The Conversion Rate shall be adjusted from time to time by the Company as follows, except that the Company shall not make any adjustment if holders of Notes may participate, as a result of holding the Notes, in the transaction described without having to convert their Notes.

(a)          Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Rate shall be adjusted based on the following formula:

where,
CR0	=	the Conversion Rate in effect immediately prior to such event
CR'	=	the Conversion Rate in effect immediately after such event
OS0	=	the number of shares of Common Stock outstanding immediately prior to such event
OS'	=	the number of shares of Common Stock outstanding immediately after such event

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date for such dividend or distribution, or the date fixed for determination for such share split or share combination. If any dividend or distribution of the type described in this Section 5(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b)          Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option, warrant or other right to purchase or sells or grants any right to reprice, or otherwise disposes of or issues, any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Rate shall be adjusted based on the the following formula:

where,
CR0	=	the Conversion Rate in effect immediately prior to such event
CR'	=	the Conversion Rate in effect immediately after such event
OS0	=	the number of shares of Common Stock outstanding on the close of business on the next Business Day following such event
OS'	=	the number of shares of Common Stock outstanding immediately after such event
X	=	the total number of shares of Common Stock issuable pursuant to such rights
Y	=

the number of shares of Common Stock equal to the aggregate offering price that the total number of shares so offered would purchase at such Closing Sale Price of Common Stock on the date of such issuance determined by multiplying such total number of shares so offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Sale Price

Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance.

To the extent that shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) actually delivered. In the event that no shares of Common Stock (nor securities convertible into or exchangeable or exercisable for shares of Common Stock) are delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had such rights or warrants not been issued. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Company.

For the purposes of this Section 5(b), rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5(b) (and no adjustment to the Conversion Rate under this Section 5(b) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5(b). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5(b) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any Holder thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

Adjustments under this Section 5(b) shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than five (5) Business Days following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, Base Conversion Price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance in the manner calculated above, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

(c)          Subsequent Rights Offerings. If the Company, at any time while this Note is outstanding, shall issue rights, options or warrants, including securities but excluding those items described in Sections 5(a), (b) and (d) to all holders of Common Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Rate shall be adjusted based on the following formula:

where,
CR0	=	the Conversion Rate in effect immediately prior to such distribution
CR'	=	the Conversion Rate in effect immediately after such distribution
SP0	=	the Current Market Price of Common Stock on the Record Date for such distribution
FMV	=

the fair market value (as determined by the Board of Directors of the Company) of the shares of capital stock of the Company, evidences of Indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date for such distribution

Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this Section 5(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

To the extent that the Company has a rights plan in effect upon conversion of the Notes into Common Stock, a Holder shall receive, in addition to the Common Stock, the rights under the rights plan unless the rights have separated from the Common Stock at the time of conversion, in which case the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock, shares of capital stock of the Company, evidences of Indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(d)          Pro Rata Distributions. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (and not to the Holder) evidences of its Indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(b)), then in each such case the Conversion Rate shall be adjusted based on the following formula:

where,
CR0	=	the Conversion Rate in effect on the Record Date for such distribution

CR'	=	the Conversion Rate in effect immediately after the Record Date for such distribution
SP0	=	the Current Market Price of a share of Common Stock on the Record Date for such distribution
C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution; provided that if such dividend or distribution is not paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)          Tender or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price per share of Common Stock on the Trading Day immediately preceding the date such tender offer or exchange offer is announced, the Conversion Rate shall on the following formula:

where,
CR0	=	the Conversion Rate in effect on the date such tender or exchange offer expires
CR'	=	the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires
AC	=	the fair market value (as determined by the Board of Directors) of the aggregate consideration paid or payable for shares purchased in such tender or exchange offer
OS0	=	the number of shares of Common Stock outstanding on the Trading Day immediately preceding the date such tender or exchange offer is announced
OS'	=	the number of shares of Common Stock outstanding less any shares purchased in the tender or exchange offer at the time such tender or exchange offer expires

SP'	=	the Current Market Price of Common Stock on the Trading Day immediately preceding the date such tender or exchange offer is announced.

If the Company is obligated to repurchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange had not been made.

(f)	For purposes of this Section 5, the following terms have the meaning indicated:

(i)           “Current Market Price” on any date means the average of the Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately preceding the day before the Record Date with respect to any issuance or other event requiring such computation.

(ii)          “fair market value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(iii)         “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or, with respect to any transaction in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g)	[Reserved.]

(h)          To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors has made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holders of record of the Notes a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)	[Reserved.]

(j)           No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this Section 5(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Interest will not accrue on the cash.

(k)          In any case in which this Section 5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Notes converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction of a share of Common Stock.

(l)           For purposes of this Section 5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m)         No adjustment to the Conversion Rate shall be made pursuant to this Section 5 if the Holders of the Notes may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 5.

(n)          Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock issued and outstanding.

(o)	Notice to the Holder.

(i)           Adjustment to Conversion Rate. Whenever the Conversion Rate is adjusted pursuant to any provision of this Section 5, the Company shall promptly mail to each Holder a notice setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)          Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6. Fundamental Transactions.

(a)          If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternative Consideration”); provided, however, the Conversion Rate for the Notes shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Any conversion occurring at a time when the Notes would be convertible in light of the expected or actual occurrence of a Fundamental Transaction will be deemed to have occurred in connection with such Fundamental Transaction notwithstanding the fact that a Note may then be convertible because another condition to conversion has been satisfied. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 6(a) and ensuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(b)          The number of Additional Shares will be equal to the amount set forth in the table attached as Schedule A hereto, based on the date on which the Fundamental Transaction occurs or becomes effective (the “Fundamental Transaction Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in the Fundamental Transaction. If the Fundamental Transaction is a transaction described in clause (ii) of the definition of Change in Control Transaction, and holders of Common Stock receive only cash in the Fundamental Transaction, the Stock Price shall be the cash amount per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of Common Stock over the five Trading-Day period ending on the Trading Day preceding the Fundamental Transaction Effective Date.

(c)          The Stock Prices set forth in Schedule A attached hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table will be adjusted in the same manner as the Conversion Rate as set forth in Section 5.

(d)          The table in Schedule A hereto sets forth the hypothetical stock price and the number of Additional Shares to be received per $100.00 of the amount of Principal of the Notes. The exact Stock Prices and Fundamental Transaction Effective Dates may not be set forth in the table in Schedule A, in which case, if the Stock Price is between two Stock Price amounts in the table or the Fundamental Transaction Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.

Section 7. Conversion After a Public Acquirer Change of Control.

(a)          In the event of a Public Acquirer Change of Control, the Company may, in lieu of increasing the Conversion Rate by Additional Shares pursuant to Section 6, elect to adjust the Conversion Rate and the related conversion obligation such that from and after the Effective Date of such Public Acquirer Change of Control, Holders shall be entitled to convert their Notes into a number of shares of Public Acquirer Common Stock, still subject to the arrangements for payment upon conversion in Section 4. The adjusted Conversion Rate shall be the Conversion Rate in effect immediately before the Public Acquirer Change of Control multiplied by a fraction:

(i)           the numerator of which will be the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change of Control, and

(ii)          the denominator of which will be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change of Control.

(b)          In order to make the election pursuant to this Section 7, the Company and the issuer of the Public Acquirer Common Stock shall agree that each Note shall be exchangeable into Public Acquirer Common Stock and execute an amendment to the Registration Rights Agreement (to the extent any Registrable Securities (as defined therein) remain outstanding) to make the provisions thereof apply to the Public Acquirer Common Stock. Such agreement shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in Sections 4, 5, 6 and 7.

(c)          Within 10 Trading Days prior to but not including the expected effective date of a Fundamental Transaction that is also a Public Acquirer Change of Control, the Company will provide to all Holders a notification stating whether the Company will:

(i)           elect to adjust the Conversion Rate and related conversion obligation as set forth in this Section 7, in which case the Holders will not have the right to receive Additional Shares upon conversion, as described in Section 6; or

(ii)          not elect to adjust the Conversion Rate and related conversion obligation, in which case the Holders will have the right to convert Notes and, if applicable, receive Additional Shares upon conversion as described above in Section 6.

Section 8. Redemption.

(a)          Redemption Upon a Change of Control. At any time after the date hereof, in the event of a Change of Control Transaction, in addition to any other rights hereunder, the Holder shall have the right (the “Change in Control Optional Redemption”) to put the then-outstanding principal amount to the Company (the “Change in Control Put”). The Holder shall notify the Company of its exercise of the Change in Control Put not less than 10 Business Days prior to the date on which such Change in Control Transaction is scheduled to occur. Upon the exercise of the Change in Control Put, the Company shall be required to pay to the Holder an amount in cash equal to (i) 101% of the unpaid Principal, plus (ii) the Make-Whole Amount if the Change in Control Put occurs on or before the fifth anniversary of the Original Issue Date, plus (iii) all accrued interest and other amounts due hereunder to be immediately due and payable.

(b)          Put Option. On the fifth, tenth and fifteenth anniversary of the Issuance Date (the “Put Option Dates”), the Holder shall have the option to put the Note back to the Company (the “Put Option”). The Holder shall notify the Company of its exercise of the Put Option not less than 20 Business Days prior to any such Put Option Date; provided, however, that the Holder shall have the right to rescind its exercise of the Put Option during such 20 Business Day period. Upon the exercise of the Put Option, the Company shall be required to pay to the Holder an amount in cash equal to (i) all unpaid Principal, plus (ii) all accrued interest and other amounts due hereunder on the Put Option Date. Notice of the Put Option shall be deemed given, without further action on behalf of the Holder, if (A) the VWAP for the Common Stock on the 20th Business Day prior to the first Put Option Date, multiplied by (B) the Conversion Rate on such Business Day, is less than $70 per $100 principal amount of the Notes.

(c)          Optional Redemption. On and after the fifth anniversary of the Issuance Date, the Company may, at its option, redeem the Notes in whole or in part, upon not less than 10

Business Days’ nor more than 30 Business Days’ prior written notice to the Holders of the Notes to be redeemed, at an amount in cash equal to the Principal amount of the Notes to be redeemed plus accrued and unpaid interest on such Principal amount to but excluding the date of redemption.

(d)          Redemption Procedure. Any amounts required to be paid pursuant to Sections 8(a), (b) or (c) above shall be payable by the Company in cash on the date of such redemption or put option set forth in the foregoing sections. If any portion of the payment(s) required to be paid pursuant to Sections 8(a), (b) or (c) above shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of such payments remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Change in Control Optional Redemption or Put Option, ab initio, and, with respect to the Company’s failure to honor the Change in Control Optional Redemption or Put Option, the Company shall have no further right to exercise such Change in Control Optional Redemption or Put Option. Notwithstanding anything to the contrary in this Section 8, any payments shall be applied ratably among the Holders of Notes.

Section 9. Events of Default.

(a)          “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, in the case of a principal payment or other default under (A) above or an interest payment or other default under clause (B) above, is not cured within 3 Trading Days;

(ii)          the Company shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in Section 9(a)(vii)) which failure is not cured, if possible to cure, within the earlier to occur of (A) 30 calendar days after notice of such failure sent by the Holder or by any other holder of Notes and (B) 30 calendar days after the date on which the Company has become or should have become aware of such failure and the Holder or any other holders of the Notes sends notice to the Company of such failure;

(iii)         an event of default by the Company shall occur under (A) any of the Transaction Documents, which default is not cured, if possible to cure, within the lesser of (a) thirty days from such default or event of default or (b) such lesser period as may be provided in the applicable agreement, document or instrument;

(iv)         any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other holder of Notes shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(v)          (A) the Company or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (B) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (C) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (D) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (E) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; (F) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (G) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing;

(vi)         the maturity of any Indebtedness greater than $1,000,000 of the Company or any Subsidiary (other than the Notes) shall be accelerated, or the Company or a Subsidiary shall fail to pay any Indebtedness (other than the Notes) greater than $1,000,000 when due (after the lapse of any applicable grace period), or in the case of any Indebtedness greater than $1,000,000 payable on demand, when demanded (after the lapse of any applicable grace period);

(vii)       the Company shall fail for any reason to deliver certificates to a holder of any Notes prior to the seventh Trading Day after a Conversion Date or the Company shall provide at any time notice to such holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

(viii)      any monetary judgment, writ, or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $1,000,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 60 calendar days.

(b)          Remedies Upon Event of Default. If any Event of Default shall have occurred, the Mandatory Default Amount shall become immediately due and payable in cash. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of this Note until such time, if any, as the Holder receives full payment pursuant to this Section 9(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 10. Miscellaneous.

(a)          Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number __________________, Attention: Chief Financial Officer or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 10. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 prior to 5:30 p.m. (California time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 between 5:30 p.m. (California time) and 11:59 p.m. (California time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)          Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

(c)          Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e)          Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company or the Holder must be in writing.

(f)           Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.

(g)          Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h)          Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(i)           Assumption. Except as otherwise provided in Section 6, any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the Principal and the Interest Rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 10(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

* * * * * * * * * * *

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

VITESSE SEMICONDUCTOR CORPORATION

By: __________________________________
Name: ____________________________
Title: _____________________________

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Senior Unsecured Convertible Note due ____________ of Vitesse Semiconductor Corporation, a Delaware corporation (the “Company”), into shares of common stock, par value $.01 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of the Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:	Date to Effect Conversion:
Number of shares of Common Stock to be issued:
Signature:
Name:
Address:

Schedule A

CONVERSION SCHEDULE

The Senior Unsecured Convertible Notes due on ____________ in the aggregate principal amount of [$_____] are issued by Vitesse Semiconductor Corporation. This Conversion Schedule reflects conversions that will be made in the event of a Fundamental Transaction as described in Section 6 of the above referenced Note.

Additional Shares to Be Issued in the

Event of a Fundamental Transaction per $100 Principal Amount of Notes

Stock Price		Amount of Time Remaining Between the Fundamental Transaction Effective Date and the Fifth Anniversary of the Original Issue Date
		5 YEARS	4 YEARS	3 YEARS	2 YEARS	1 YEAR

	$1.60 or less	0.0	0.0	0.0	0.0	0.0
	$1.80	5.5	5.1	4.5	3.6	2.3
	$2.00	9.9	9.4	8.7	7.6	5.9
	$2.20	9.0	8.5	7.7	6.4	4.6
	$2.40	8.3	7.7	6.9	5.6	3.7
	$2.60	7.7	7.1	6.2	4.9	3.1
	$2.80	7.2	6.6	5.7	4.4	2.7
	$3.00	6.8	6.2	5.3	4.0	2.4
	$4.00	4.5	4.0	3.4	2.5	1.5
	$5.00	3.2	2.9	2.4	1.8	1.1
	$6.00	2.5	1.8	1.4	0.9	0.7
	Over $6.00	0.0	0.0	0.0	0.0	0.0

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of ______________, 2007, by and between Vitesse Semiconductor Corporation, a Delaware corporation (the “Company”) and Whitebox VSC, Ltd., a British Virgin Islands limited partnership (including its successors and assigns, the “Holder”).

This Agreement is made pursuant to that certain Senior Unsecured Note Purchase Agreement, dated as of the date hereof, between the Company and the Holder (the “Purchase Agreement”).

The Company and the Holder hereby agree as follows:

1.	Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms have the following meanings:

“Advice” has the meaning set forth in Section 6(d).

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Conversion Shares” means the shares of Common Stock issued or issuable upon conversion of any of the Convertible Notes.

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 90th calendar day following the Filing Date (or, in the event of a “review” by the SEC, the 120th calendar day following the Filing Date) and with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “review” by the SEC, the 120th calendar day following the date on which an additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the SEC that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to this Agreement is first declared effective by the SEC.

“Event” has the meaning set forth in Section 2(b).

“Event Date” has the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended to date.

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 90th calendar day following the SEC Eligibility Date, and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 90th calendar day following the date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” means Whitebox VSC, Ltd., a British Virgin Islands limited partnership, and its successors and assigns.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” has the meaning set forth in Section 5(a).

“Note” has the meaning set forth in the Purchase Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Plan of Distribution” has the meaning set forth in Section 2(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means (i) all of the shares of Common Stock issuable upon conversion in full of the Notes, (ii) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Notes (in each case, without giving effect to any limitations on conversion set forth in the Note) and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 461” means Rule 461 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Eligibility Date” means the first date following the date of this Agreement that the Company is eligible to file a Registration Statement under the Securities Act with the SEC as evidenced by the filing of the requisite outstanding audited financial statements by the Company with the SEC or any other indication from the SEC that the Company is then eligible to file registration statements under the Securities Act.

“SEC Guidance” means (i) any publicly available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended, and all regulations promulgated thereunder.

“Selling Shareholder Questionnaire” has the meaning set forth in Section 3(a).

“Trading Day” means a day on which the Trading Market on which the Company’s Common Stock is then listed or quoted for trading is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Purchase Agreement, the Notes, the Term Note, the Security Agreement, and such other documents, instruments and agreements executed in connection with the consummation of the transactions contemplated hereby.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 4.1 and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

2. Shelf Registration.

(a)      On or prior to each Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all or such portion of the Registrable Securities as permitted by SEC Guidance (provided that the Company shall use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29) that are not then registered on an effective registration statement for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by the Holder, or, if there are multiple Holders, by a majority in interest of such Holders) substantially the “Plan of Distribution” attached hereto as Annex A; provided, that such Plan of Distribution section of the Registration Statement shall be amended to the extent required to respond to comments received by the Company from the SEC; and provided, further, that any such amendments shall be reasonably acceptable to the Holder(s). Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company and evidenced by a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holder(s) (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall without delay notify the Holder via facsimile of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the SEC, which shall be the date requested for effectiveness of a Registration Statement. The

Company shall, by 12:00 p.m. (noon) New York City time on the Trading Day after the Effective Date, file a final Prospectus with the SEC as required by Rule 424. Failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(b). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced by Registrable Securities represented by the Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Holder(s) on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holder(s)).

(b)      If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed,” or not subject to further review, or (iii) prior to the Effectiveness Date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within 15 calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for a Registration Statement to be declared effective, or (iv) after the Effectiveness Date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holder is otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 30 consecutive calendar days or more than an aggregate of 60 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach described in clauses (i) through (iv) being referred to as an “Event,” and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date which such 15 calendar day period is exceeded, or for purposes of clause (iv) the date on which such 30 or 60 calendar day period, as applicable, is exceeded being referred to as an “Event Date”), then, in addition to any other rights the Holder may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to the Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Holder(s) pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder(s) (calculated as if all convertible securities had been fully converted). The parties agree that (1) in no event shall the Company be liable for liquidated damages under this Agreement in excess of 1% of the aggregate amount paid by such Holder(s) in any 30-day period pursuant to the Purchase Agreement and (2) the maximum aggregate liquidated damages payable to the Holder(s) under this Agreement shall be 12% per annum of the aggregate amount paid by such Holder(s) pursuant to the Purchase Agreement. If the Company fails to pay any liquidated damages pursuant to this Section in full within ten days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder(s), accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)      Not less than five Trading Days prior to the filing of each Registration Statement and not less than one Trading Days prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than (A) those incorporated or deemed to be incorporated by reference and (B) prospectus supplements that contain nothing other than information that the Company has included or will include in its prior or simultaneous current or periodic report filings with the SEC) will be subject to the review of such Holder(s) and (ii) cause its officers, directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to the Holder(s), to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement, Prospectus or any amendments or supplements thereto to which the Holder(s) shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than three Trading Days after the Holder has been so furnished copies of a Registration Statement or one Trading Day after the Holder has been so furnished copies of any related Prospectus or amendments or supplements thereto. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities and to execute such documents in connection with such registration as the Company may reasonably request, including providing the Company with a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) not less than two Trading Days prior to the Filing Date or by the end of the third Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b)      (i) Prepare and file with the SEC such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to a Registration

Statement or any amendment thereto and provide as promptly as reasonably possible to the Holder true and complete copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Company); and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holder thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)      If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holder of not less than the number of such Registrable Securities.

(d)      Notify the Holder(s) of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement; and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, such Holder makes no acknowledgement that any such information is material, non-public information.

(e)      Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f)       Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(g)      Subject to the terms of this Agreement, hereby consent to the use of such Prospectus and each amendment or supplement thereto by the selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h)      Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holder in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)       If requested by any Holder, cooperate such Holder(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(j)       Upon the occurrence of any event contemplated by this Section 3, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such

Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holder in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holder shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of liquidated damages pursuant to Section 2(b), for a period not to exceed 90 calendar days (which need not be consecutive days) in any 12-month period.

(k)	Comply with all applicable rules and regulations of the SEC.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses) (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holder.

5. Indemnification.

(a)      Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (A) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (B) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holder(s) promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b)      Indemnification by Holder. The Holder shall (or, if there are multiple , each Holder shall, severally and not jointly) indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), Prospectus, form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)      Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

(d)      Contribution. If the indemnification under Sections 5(a) or (b) is otherwise applicable and unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous.

(a)      Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)      No Piggyback on Registrations. Except as set forth on Schedule 6(b) attached hereto or as otherwise specified in Section 6(e) below, neither the Company nor any of its security holders (other than the Holder(s) in such capacity pursuant hereto) may include securities of the Company in the Registration Statement(s) other than the Registrable Securities. Except for registration statements on Form S-4 or Form S-8 (or their successors) promulgated under the Securities Act, the Company shall not file any other registration statements under the Securities Act until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the SEC, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement; provided, however, that if the Initial Registration Statement shall have been declared effective by the SEC and the then-current SEC Guidance shall not permit the filing of one or more registration statement(s) to register the remainder of the Registrable Securities (if any), then the Company may file any other registration statements it deems necessary or appropriate in the ordinary course of its business until such time as the then-current SEC Guidance permits the filing of one or more additional registration statement(s) to register the remainder of the Registrable Securities.

(c)      Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d)      Discontinued Disposition. By its acquisition of Registrable Securities, the Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(e)      Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock options or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

(f)       Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder, or if there are multiple Holders at such time, by Holders of a majority of the then outstanding Registrable Securities. To the extent applicable, if a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for the Holder(s) shall be reduced pro rata among the Holder(s) and each such Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of any given Holder and that does not directly or indirectly affect the rights of any other Holder(s) may be given by Holder(s) of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g)      Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h)      Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the of the then-outstanding Registrable Securities. The Holder(s) may assign its or their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i)       No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holder(s) in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j)       Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k)      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l)       Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n)      Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o)      Independent Nature of Holders’ Obligations and Rights. If and to the extent there are multiple Holders hereunder, the obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any Proceeding for such purpose.

                IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

VITESSE SEMICONDUCTOR CORPORATION
By: ____________________________________
Name: ______________________________
Title: ______________________________

[SIGNATURE PAGE OF HOLDER FOLLOWS]

[SIGNATURE PAGE OF HOLDER TO VITESSE REGISTRATION RIGHTS AGREEMENT]

Name of Holder: WHITEBOX VSC, LTD.

Signature of Authorized Signatory of Holder: _____________________________________

Name of Authorized Signatory: ________________________________________________

Title of Authorized Signatory: _________________________________________________

ANNEX A

Plan of Distribution

The Selling Stockholder (the “Selling Stockholder”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission.

In connection with the sale of the common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholder without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation

M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

ANNEX B

VITESSE SEMICONDUCTOR CORPORATION

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Vitesse Semiconductor Corporation, a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.
(a)	Full Legal Name of Selling Securityholder
________________________________________________________________________
(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:
________________________________________________________________________
(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

________________________________________________________________________
2.	Address for Notices to Selling Securityholder:
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
Telephone: ______________________________________________________________
Fax: ___________________________________________________________________
Contact Person: _________________________________________________________
3.	Broker-Dealer Status:
(a)	Are you a broker-dealer?
Yes	☐	No	☐
(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.
Yes	☐	No	☐

Note:If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?
Yes	☐	No	☐
(d)

If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes	☐	No	☐

Note:If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.       Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:

________________________________________________________________________
________________________________________________________________________
5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:
________________________________________________________________________
________________________________________________________________________

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: __________________________	Beneficial Owner: _____________________
By: _________________________________
Name: _________________________
Title: __________________________

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO: